UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Solera National Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Solera Announces Reduction in the Size of its Board of Directors and Withdrawal of Shareholder-Nominated Director Candidates

LAKEWOOD, Colo., May 16, 2014 - Solera National Bancorp, Inc. (SLRK) (“Solera,” the “Company,” “we,” or “us”), the holding company for Solera National Bank, today announced that Norma Akers, Ron Montoya, Basil Sabbah and Stanley Sena have elected to resign from the Company’s board of directors. The board does not intend to propose alternative nominees in place of these directors; instead, it will reduce the size of the board to seven. Therefore, its director nominees at the annual shareholders’ meeting to be held on May 22, 2014 will be John Carmichael, Maria Arias, Ron Eller, Ray Nash, Dave Roberts, Larry Trujillo and Kent Veio. Mr. Carmichael, Chief Executive Officer, stated “In the course of our conversations with shareholders, some have expressed concerns about the size of the board. These directors have responded to this concern by resigning. We sincerely thank them for their service over the years.”

The Company also announced that it has received notice from Kathleen Stout that Ms. Stout has withdrawn her nomination of eight candidates for election as directors at the upcoming annual meeting.

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No matter how many shares you own, your vote is very important to us. To follow the Solera board’s recommendations, shareholders should vote on the WHITE proxy card today FOR all the Company’s director nominees.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Solera’s proxy materials, please call
Alliance Advisors LLC at the phone numbers listed below.

ALLIANCE ADVISORS LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003

Banks and Brokers Call Collect: (973) 873-7721
Shareholders Call TOLL-FREE: (855) 737-3177

About Solera National Bancorp, Inc.
Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank, which opened for business in September 2007. Solera National Bank is a community bank serving emerging businesses in Lakewood, Colorado with five additional loan production offices throughout the state. At the core of Solera National Bank is welcoming, inclusive and respectful customer service, a focus on supporting a growing and diverse Colorado economy, and a passion to serve the Hispanic community through service, education and volunteerism. For more information, please visit http://www.SoleraBank.com.

Contact:    Solera National Bancorp, Inc.
John P. Carmichael, President & CEO
(303) 937-6422